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                                                                    Exhibit 10.1

                                 FIRST AMENDMENT
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                                       TO
                                       --
                          M/I SCHOTTENSTEIN HOMES, INC.
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                                      1993
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                              STOCK INCENTIVE PLAN
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                                   AS AMENDED
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WHEREAS, M/I Schottenstein Homes, Inc. ("Company") adopted the M/I Schottenstein
Homes, Inc. 1993 Stock Incentive Plan ("Plan") to provide additional incentive compensation to selected directors, executives, key employees, consultants and advisers;

WHEREAS, the Plan was amended and restated in 1999;

WHEREAS, the Company wants to make additional changes to the Plan;

NOW, THEREFORE, effective on the date written below, the Plan is amended as shown below:

1.       Section 6(b) is amended to read, in its entirety, as follows:

         (b) Restrictions. Among other restrictions and conditions, the Committee may, in its discretion at the time of an Award of Restricted Stock, impose a substantial risk of forfeiture of such Restricted Stock by the Participant, and such restrictions on the transfer or disposition of such Restricted Stock (such as, without limitation, requiring that such shares become transferable or subject to disposition by participant only in installments over a period of time) as the Committee may deem appropriate. Also, regardless of any other Plan provision (except Section 6(e)), these restrictions will not lapse for at least (i) three years after the Restricted Stock is awarded (except in the case of the Participant's death, disability or retirement) in the case of Awards which are not designed to qualify for the Performance-Based Exception or
                  (ii) one year after the Restricted Stock is awarded (except in the case of the Participant's death, disability or retirement) in the case of Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception. Any restrictions imposed by the Committee shall be set forth in a Restricted Stock Agreement.

2.       Section 6(d) is amended to read, in its entirety, as follows:

         (d) Waiver of Restrictions. If a substantial risk of forfeiture or restriction on transfer or disposition of Restricted Stock are imposed, the Committee may, in its sole discretion, accelerate, in whole or in part, the time of termination of such risk or restrictions with respect to any Participant has died, become disabled, retires or if there is a Change of Control as described in Section 6(e); otherwise, the Committee shall not accelerate the time of termination of such risk or such restrictions.

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3.       Section 7(b)(i) is amended to read, in its entirety, as follows:

          (i) With respect to any NSQO granted to an employee of the Employer, the exercise price shall be no less than one hundred percent (100%) of Fair Market Value on the Date of Grant.

4. Section 7 is further amended by the addition of the following new subsection:

         (k) Limits on Options Issued. Notwithstanding any other provision of this Plan, Directors who are not also employees of the Employer may not receive, in any one year, options to purchase more than 20,000 shares of Common Stock in the aggregate, subject to adjustment under Section 10.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed effective this 11th day of August, 1999.


                                              M/I SCHOTTENSTEIN HOMES, INC.

                                              By: /s/ Irving E. Schottenstein
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                                                  Irving E. Schottenstein,
                                                  Chief Executive Officer